DISTRIBUTION AGREEMENT

This Distribution Agreement (the "Agreement") is effective per 1 December 2013

BETWEEN: EMERALD MEDICAL APPLICATIONS LTD. (the "Company"), a corporation organized and existing under the laws of the State of Israel with its head office located at:
7,Yoshfe Street, Modiin, 7174636, ISRAEL

AND: S.Bokhorst - Creatiekracht (the "Distributor"), a corporation organized and existing under the laws of the Netherlands, with its head office located at: Specht 21, 3766WN Soest, Netherlands

RECITALS

WHEREAS, Company has developed DermaCompare, Software as a Service (SaaS) platform described in Schedule A attached here (the "Products") and desires to grant Distributor the right to market and distribute the Products; and

WHEREAS, Distributor is in the business of marketing and distributing medical products and desires to have Developer grant to it the right to market and distribute the Products.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. DEFINITIONS

When used in this Agreement, the following terms shall have the respective meanings indicated, such meanings to be applicable to both the singular and plural forms of the terms defined:

"Agreement" means this agreement, the Schedules attached hereto and any documents included by reference, as each may be amended from time to time in accordance with the terms of this Agreement.

"Customer" or "End-User" means any person or company who purchases products from Distributor.

"Delivery Point" means software server at Company's facilities

"Territory" means the geographic area or areas identified in paragraphs 2 & 3.

"Trademark" means any trademark, logo, service mark or other commercial designation, whether or not registered, used to represent or describe the Products of the Company and the Company itself.

2. APPOINTMENT OF DISTRIBUTOR

The Company hereby appoints the Distributor as a Company's exclusive distributor of her Products regarding Dermatology in the Territory - The Netherlands, and Distributor accepts that position.

3. DILIGENCE

3.1. The Distributor agrees to act diligently, conscientiously and faithfully to distribute the DermaCompare platform under this Agreement, and will provide the best promotional marketing services.

3.2. The distributor will work in the target geographies - The Netherlands, in accordance with its laws. The Company will not have any legal liability for any activity or violation of these laws by Distributor. It is further emphasized that if the Company will be sued by any person or organization - private or government regarding activities of the Distributor, the distributor shall bear all legal and financial responsibility for any act against the company.

4. NON-COMPETE

Distributor agrees that it will not distribute or represent any Products in the Territory which compete with the Products during the term of this Agreement or any extensions thereof.

5. SUPPORTING DOCUMENTATION & TRAINING MATERIALS

Company will provide, at its own expense, distributor catalogs, educational materials, technical support documentation and training of DermaCompare, as required and as it sees fit. Marketing materials will be distributed at Distributor's expense to the target territory.

6. PRICING AND SALES COMMISSION

6.1. End-user (physician/clinic/ hospital/ photographer) will be charged $95 per patient (U.S. Ninety Five dollars), to be paid directly to the Company, as an annual subscription fee - providing access to DermaCompare - an image-processing platform for comparison of photographic data, recorded over a period of one year (unlimited number of photos can be uploaded for each patient, annually).

6.2. During the first year, Distributor will receive the right to introduce up to 100 potential customers to use of DermaCompare at no cost (for the annual subscription fees) - for the purpose of promotion and marketing of the system.

6.3. The Company shall pay the Distributor as follows:

6.3.1. For the first 1000 paying patients image records, during the first year - $15 (Fifteen U.S. dollars) for the annual subscription, enabling full access to DermaCompare patient data.
6.3.2. For the first 1000 paying patients image records, during the following years - $10 (Ten U.S. dollars) for the annual subscription, enabling full access to DermaCompare patient data.

6.3.3. For the following 1001-5000 patient image records - $15 (Fifteen U.S. Dollars) for the annual subscription, enabling full access to DermaCompare patient data.

6.3.4. For 5001 patient image records and above (during that year) - $20 (Twenty U.S. Dollars) for the annual subscription, enabling full access to DermaCompare patient data.

6.4. Special success fees for 20,000 or more patients image records per year - Success fee will be based on an additional 3% of the annual turnover.

6.5. Section 6 price quotes are "gross" and include tax.

6.6. After termination of the Agreement the Distributor will be entitled to Goodwill fee for 3 years. Over the first year after termination 10% of the sales in the Neherlands, over the second year 7% and over the third year 5%

7. PAYMENT

The company shall pay the Distributor fee monthly over the received invoices from end users in the month before this date. Company gives Distributor real time insight in paymants by End-users in the Netherlands.

8. DELIVERY

8.1. The Company will provide analysis (comparison between the images in each set) within 72 hours (3 working days) after receipt of the images in the DermaCompare database. Otherwise Distributor has the right to cancel the subscription - either for the specific patient or specific set of images, and without receiving payment for this subscription. Distributor will not be entitled to receive additional free subscriptions in lieu (?) of cancellation of a free subscription.

8.2. Company shall not be responsible for a delay in any order in the following cases:

8.2.1. Force Majeure and without prejudice to the generality of the above - war, hostilities, emergency situations and natural disasters. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of service resulting directly or indirectly from acts of God, or any causes beyond the reasonable control of such party.

8.2.2. Damage to materials used within the system.

8.3. If a situation described in Section 8.2 applies, section 7 above will be affected.

9. ASSIGNMENT

This Agreement is not assignable by either party hereto, without a written consent from the other party, This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors.

Distributor shall give all information required for the assignment of rights with full disclosure to the Company at least 30 days prior to assignment of rights coming into effect.

10. AGREEMENT TERM

10.1. This Agreement shall have an initial term of THREE years from the Effective Date (the "Initial Term"), and shall thereafter automatically renew for successive 3 additional periods of one year each (each a "Renewal Term"), unless earlier terminated in accordance with the terms of this Agreement. Either party may cancel this Agreement effective 30 days prior to end of Agreement and / or extension of the agreement, by serving written notice of such termination on the other party.

10.2. The Company and the Distributor are hereby given an option to extend the agreement to 3 additional periods of one year each, and provided that mutual notification in writing to each other shall be conducted at least 30 days before the end of the agreement and / or extension of the agreement as expressed by both sides.

10.3. Distributor shall have the right to cancel the agreement at any time, provided that the Company is informed at least 30 days in advance - and in writing. In this case, Distributor shall be prohibited to conduct any activity in this area (marketing) for a period of three years.

10.4. The Company shall be entitled to cancel the agreement at any of the following conditions:

10.4.1. If Distributor has not introduced more than 500 patient image records during a period of one year after Dermacompare is fully operational in the Netherlands- full payment.

10.4.2. If Distributor has not sold at least 3,000 patient image records by the second consecutive year - full payment.

10.4.3. If Distributor has not sold at least 10,000 image records in the third year - full payment.

10.4.4. Distributor violates basic clause in this Agreement and has failed to correct the violation within 30 days from the period required to do so in writing.

10.4.5. Distributor has been declared insolvent or bankrupt.

11. TRANSFER OF OWNERSHIP

If parties sell ownership of the product / services to new owners, the rights and obligations of this Agreement shall be fully re-assigned to the new owner.

12. FUNDAMENTAL BREACH OF AGREEMENT

It is hereby agreed that the provisions of sections 2, 3, 4, 6 to this Agreement shall be deemed Sections elementary principal , and breach of all or any of them shall be deemed a fundamental breach of this Agreement within the meaning of this term - under the Contracts (Remedies for Breach of Contract) , which related to - in 1970 .
The Parties agree that any dispute between the parties will be heard in the Magistrate's Court in Tel Aviv - Jaffa.

13. STAMP DUTY

Stamp Duty applicable to this Agreement shall apply to the parties equally.

14. NOTICES

Any notice sent by registered mail by one party to another at the address indicated in the introduction to the agreement shall be deemed reaching its destination 72 hours after being sent via registered mail or hand-delivered by hand - at the time of delivery .

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth first above, with full knowledge of its content and significance and intending to be legally bound by the terms hereof.

COMPANY DISTRIBUTOR

Authorized Signature                                             Authorized Signature

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